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                                                                    EXHIBIT 23.3




          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Numbers 33-96242, 333-4658, and 33-90624) and on Form S-3 (File Number 333-24691) of DeepTech International Inc. ("DeepTech") of our reserve report dated as of June 30, 1997, and to all references to our firm appearing in this First Amendment to the Annual Report on Form 10-K/A of DeepTech for the fiscal year ended June 30, 1997.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                           ----------------------------------
                                           Frederic D. Sewell
                                           President





Dallas, Texas
October 28, 1997